UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

WT HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

INFORMATION STATEMENT

OF

WT HOLDINGS CORPORATION

Room 402-404, 4/F, Allied Kajima Building

138 Gloucester Road

Wanchai, Hong Kong

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The actions described in this Information Statement have already been approved by our majority stockholder.

A vote of the remaining stockholders is not necessary.

This Information Statement is first being furnished on or around October     , 2006 to the stockholders of record as of the close of business on October 2, 2006 of the common stock of WT Holdings Corporation, a Delaware corporation (the “Company”).

A total of one stockholder holding 68,699,565 shares of the Company’s 98,142,478 issued and outstanding shares of common stock that are entitled to vote on the matters described in this information statement, has consented in writing to the actions described below. The shares of the Company’s capital stock entitled to vote on these actions are referred to in this information statement as the “Voting Shares.” Such approval and consent constitute the approval and consent of holders of a majority of the total number of the Voting Shares and are sufficient under the Delaware General Corporation Law and the Company’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this information statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY

CONSENTING STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of the Company’s common and preferred stock.

The Company will only deliver one information statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this information statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

WT Holdings Corporation

Room 402-404, 4/F, Allied Kajima Building

138 Gloucester Road

Wanchai, Hong Kong

Tel: (852) 2511-3873

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the outstanding shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Certificate of Incorporation does not authorize cumulative voting for this matter. As of the record date, the Company had 98,142,478 voting shares issued and outstanding, consisting entirely of common stock, which for voting purposes are entitled to one vote per share. The consenting stockholder is the record and beneficial owner of 68,699,565 shares of the Company’s common stock, which represents approximately 70% of the total number of Voting Shares. Pursuant to Section 228(a) of the Delaware General Corporation Act, the consenting stockholder voted in favor of the actions described herein in a written consent, dated September 28, 2006, attached hereto as Exhibit 1. No consideration was paid for the consent. The consenting stockholder’s name, affiliation with the Company and its beneficial holdings are as follows:

Name	Affiliation	Voting Shares	Percentage
Forever Rise Holdings Limited	Stockholder	68,699,565	70%
Total		68,699,565	70%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS’ RIGHT OF APPRAISAL

None.

RECENT CHANGES IN CONTROL

Company Overview

We are a retail and trading company established in 1998, and a market leader within our specialty, which focuses on the outbound China tourist retail market. We operate outlet and discount shopping centers catering principally to tourists visiting Hong Kong from other parts of China (areas of China other than Hong Kong are referred to as “mainland China”) who are brought directly to our shopping centers through a large network of travel companies and tour operators. We offer this captive group of tourists attractive prices on selected international brands in a wide range of merchandise categories such as consumer electronics, cosmetics, watches, dietary supplements, health care products and optical instruments. Currently, we have six subsidiaries. Our wholly owned subsidiary, Profits Dreams Development Ltd., is a limited liability company organized under the laws of the British Virgin Islands. Profit Dreams Development Ltd. owns and operates five subsidiaries, each of which are Hong Kong corporations, through which we conduct our business.

November 2005 Change in Control

The Registrant was initially formed in August 1997 to acquire, develop, and sell casino games, and to capitalize on a patented technology utilized in video poker machines. However, since inception the Registrant’s original business plans were not realized, and its business did not progress beyond the development stage. On November 30, 2005, Central Class Group Limited, a British Virgin Islands company (“Central Class”) acquired a 50.8% controlling interest in the Company through a combination of private transactions and the issuance by the Company of an additional 3,000,000 shares to Central Class (both transactions referred to herein as the “Transactions”).

In connection with the Transactions: (i) effective November 25, 2005, Mr. Phillip Verrill, Mr. Pavan Anand and Mr. Theodore Silvester, Jr. resigned as members of the board of directors of the Company. There were no disagreements between Mr. Phillip Verrill, Mr. Pavan Anand and Mr. Theodore Silvester, Jr. and any officer or director of the Company; (ii) effective November 25, 2005, Mr. Douglas R. Sanderson resigned as the Chairman, Chief Executive Officer and President of the Registrant; (iii) effective November 25, 2005, Mr. Phillip Verrill resigned as the Chief Financial Officer and Chief Operating Officer of the Registrant; (iv) effective November 25, 2005, Mr. Ke Huang was appointed as a member of the Company’s Board of Directors; and (v) effective November 25, 2005, Mr. Ke Huang was appointed as the Chief Executive Officer and Acting Chief Financial Officer of the Registrant. Mr. Huang is not an officer, director, shareholder, employee or an affiliate of Central Class Group. Mr. Huang was appointed as a director of the Company at the request of Central Class Group.

A more detailed description of the above transactions can be found in the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2005.

June 2006 Share Exchange Transaction

As of the date of filing of the Registrant’s Annual Report on Form 10-KSB on May 5, 2006, the Registrant had no material operations, no employees, no significant liabilities and no significant assets. As further described below, commencing in November 2005, over a period of several months, the Registrant’s capital structure was reorganized, as reported in the Registrant’s Form 10-KSB filed on May 5, 2006 and current report on Form 8-K filed on May 24, 2006. On March 31, 2006, we changed our name to “WT Holdings Corporation.”

On June 22, 2006, the Company (formerly named Fortune Entertainment Corporation) executed an Agreement and Plan of Share Exchange (“Exchange Agreement”) by and among the Company on the one hand, and Profits Dreams Development Ltd. (“PDD”), the shareholders of PDD, Forever Rise Holdings Limited (“FRHL”), and the shareholders of FRHL on the other hand. Through the Exchange Agreement, we acquired 100% of PDD, which owns and operates our business through five operating subsidiaries (collectively referred to as the “Horizon Group”). From and after the Closing Date of the Exchange Agreement, the Registrant’s primary operations consist of the retail and trading operations of the Horizon Group.

In connection with the closing of the Exchange Agreement, Mr. Alex Chun Shan Yue was appointed as the Chairman of the Board of Directors and four new directors were also appointed as members of the Company’s board of directors: Mr. Ricky Kee Kwong Tsoi, Mr. Danny Sau Kwong Leung, Ms. Anita Mei Kam Yeung, Ms. Cary Pui Yee Shek. Furthermore, concurrent with the closing of the Exchange Agreement, Mr. Ke Huang, the former Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Secretary of the Company, resigned from these positions. Immediately following the resignation of Mr. Huang, Mr. Ricky Kee Kwong Tsoi was appointed Chief Executive Officer, Mr. Danny Sau Kwong Leung was appointed Chief Operating Officer, Mr. Albert Chi Wai Wong was appointed Chief Financial Officer, and Ms. Anita Mei Kam Yeung was appointed Corporate Secretary of the Company.

A more detailed description of the above transactions can be found in the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date of October 2, 2006, for each of the following persons:

•	each of our directors and named executive officers;

•	all directors and named executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock prior to this offering.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is c/o WT Holdings Corporation, Room 402-404, 4/F, Allied Kajima Building, 138 Gloucester Road, Wanchai, Hong Kong. The percentage of class beneficially owned set forth below is based on 98,142,478 shares of common stock outstanding on October 2, 2006.

	Common Stock Beneficially Owned
Named executive officers and directors:	Number of Shares beneficially owned	Option Shares	Percentage of class beneficially owned after the Transaction
Ricky Kee Kwong Tsoi (1)	68,699,565	—	70.0%
Danny Sau Kwong Leung	—	—	0.0%
Alex Chun Shan Yue (1)(2)	68,699,565	—	70.0%
Albert Chi Wai Wong	—	—	0.0%
Anita Mei Kam Yeung	—	—	0.0%
Cary Pui Yee Shek	—	—	0.0%
All directors and executive officers as a group (6 persons)	68,699,565	—	70.0%

5% Stockholders:
Forever Rise Holdings Limited (3)	68,699,565	—	70.0%

(1)	Includes 68,699,565 shares of common stock held by Forever Rise Holdings Limited, a British Virgin Islands corporation, of which Mr. Tsoi is a majority stockholder and a director. Mr. Tsoi and Mr. Yue are the controlling persons of the Forever Rise Holdings Limited, and as such they have voting and dispositive power over the shares held by Forever Rise Holdings Limited.
(2)	Includes 68,699,565 shares of common stock held by Forever Rise Holdings Limited, of which Mr. Yue is an approximate 12% shareholder and a director.
(3)	The mailing address of Forever Rise Holdings Limited is Room 402-404, 4/F, Allied Kajima Building, 138 Gloucester Road, Wanchai, Hong Kong.

NOTICE TO STOCKHOLDERS OF ACTIONS

APPROVED BY CONSENTING MAJORITY STOCKHOLDER

The following actions were approved by written consent of the consenting majority stockholder:

ACTION 1

REVERSE STOCK SPLIT

Material Terms, Potential Risks And Principal Effects Of The One-For-Four Reverse Stock Split

Our Board of Directors and the consenting majority stockholder have adopted and approved resolutions to effect a one-for-four reverse stock split of the Common Stock of the Company (the “Reverse Split”). The Board of Directors and the consenting majority stockholder believe that the Reverse Split is in the best interest of the Company and its shareholders because the Company believes the Reverse Split will maximize stockholder value. Management believes that the Reverse Split is in the Company’s best interest in that it may increase the trading price of its the common stock. An increase in the price of the common stock could, in turn, generate greater investor interest in the Company, thereby enhancing the marketability of the Company’s common stock to the financial community. The potential increases in the trading price and greater interest from the financial community could ultimately improve the trading liquidity of the Company’s common shares.

The immediate effect of the Reverse Split would be to reduce the total number of shares of the Company’s common stock from 98,142,478 to approximately 24,535,620 shares presently issued and outstanding. However, the Reverse Split will affect all of the holders of all classes of the Company’s common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Stock Split will become effective with the filing of the Company’s Certificate of Amendment to the Certificate of Incorporation, as amended and in effect on the filing date, which will occur on a date not less than 20 calendar days after we mail this Information Statement to our record stockholders (the “Effective Date”). Under applicable federal securities laws, the Reverse Split cannot be effective until at least 20 calendar days after the Mailing Date.

After the Reverse Split becomes effective, there can be no assurance that the bid price of the Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split. For example, based on the closing price on the OTC Bulletin Board of our Common Stock on August 31, 2006 of $0.35 per share, when the Reverse Split is implemented at the one-for-four ratio, there can be no assurance that the post-split market price of our Common Stock would be $1.40 or greater. Accordingly, the total market capitalization of our Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split.

Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock.

No fractional shares will be issued for any fractional share interest created by the Reverse Split, and stockholders will receive a full share of common stock for any fractional share interests created by the Reverse Split.

The Reverse Split will also likely result in some stockholders owning “odd-lots” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.

The Reverse Split will not change the number of authorized shares of the Common Stock as designated by our Certificate of Incorporation, as amended, which currently authorizes us to issue 200,000,000 shares of Common Stock.

The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

Because the number of authorized shares of Common Stock will be maintained at 200,000,000 and the Reverse Split only applies to our issued and outstanding shares of Common Stock, the number of authorized, but unissued, shares of Common Stock will in effect increase after the Reverse Split, as compared to pre-Reverse Split. Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement, the Company’s shareholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of common stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combinations involving the Company.

Following the Reverse Split, the number of shares of the Company’s common stock will be as follows (subject to slight adjustment for rounding of fractional shares):

	Common Stock Outstanding	Authorized Common Stock
Pre Reverse Split	98,142,478	200,000,000
1 for 4 Reverse Split	24,535,620	200,000,000

Certain Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder as a result of the Reverse Split; provided, however, any whole shares received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the shares exchanged. The stockholder’s holding period for the shares received in the Reverse Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Split. The Company’s views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

Implementation of Reverse Split

The Reverse Split will occur automatically on the Effective Date, regardless of when stockholders physically surrender their stock certificates for new stock certificates. When effected, our transfer agent, Continental Stock Transfer & Trust Company, will act as exchange agent (“Exchange Agent”) to implement the exchange of stock certificates. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. As soon as practicable after the Effective Date, we or the Exchange Agent will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our common stock (“Old Certificates”) to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Stockholders would then receive a new certificate in exchange for certificates representing the number of whole shares of New Common Stock into which their shares of common stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled. All expenses of the exchange of certificates will be borne by us.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

ACTION 2

NAME CHANGE

The consenting majority stockholder adopted and approved an amendment to the Company’s Certificate of Incorporation to change the Company’s name to Asiamart, Inc. (the “Name Change”).

The amendment will be referred to in this Information Statement as the “Amendment.” The text of the Amendment is attached to this Information Statement as Exhibit A hereto. The Amendment will become effective once it is filed with the Secretary of State of Delaware. Under Federal securities laws, the Company cannot file the Amendment until at least 20 days after mailing this Information Statement to our stockholders.

The consenting majority stockholder approved the Name Change based on management’s recommendation and view that the name “Asiamart, Inc.” provides for improved branding and a better description of the Company’s business and operations. The consenting majority stockholder also approved, based on management’s recommendation, a Certificate of Amendment to the Company’s Certificate of Incorporation in order to effectuate the Name Change.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, NW, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

EXHIBIT 1

JOINT WRITTEN CONSENT OF THE

BOARD OF DIRECTORS

AND

THE MAJORITY STOCKHOLDER

OF

WT HOLDINGS CORPORATION

a Delaware Corporation

The undersigned, being all of the members of the Board of Directors and the holder of at least a majority of the outstanding capital stock of WT Holdings Corporation, a Delaware corporation (the “Corporation”), acting pursuant to the authority granted by Section 141(f) and Section 228 of the Delaware General Corporation Law, and the Bylaws of the Corporation, do hereby adopt and approve the following resolutions by written consent as of September 28, 2006:

AMENDMENT TO CERTIFICATE OF INCORPORATION

IN CONNECTION WITH THE ONE-FOR-FOUR REVERSE STOCK SPLIT

WHEREAS, the undersigned has determined, after reviewing the number of currently issued, outstanding shares of the Corporation, that it is in the best interests of the Corporation and its stockholders that each four (4) issued and outstanding shares of common stock of the Corporation (“Common Stock”) be changed and converted into one (1) share of Common Stock (the “Reverse Split”), as set forth in the Certificate of Amendment, the form of which is attached hereto as Exhibit “A” (the “Certificate of Amendment”);

WHEREAS, subject to and in compliance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Delaware General Corporation Law, it is deemed to be in the best interests of the Corporation and its stockholders that the Corporation set a record date of October 2, 2006 (the “Record Date”) in connection with the notice required for the Reverse Split and also the Name Change discussed below;

NOW, THEREFORE, BE IT RESOLVED, that the undersigned majority stockholder and the Board of Directors hereby adopt and approve the Reverse Split so that each four (4) issued and outstanding shares of Common Stock shall be changed and converted into one (1) share of Common Stock;

RESOLVED FURTHER, that to effectuate the Reverse Split, Article Fourth of the Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), be amended by adding the following paragraphs thereto:

“Upon the date that this Certificate of Amendment to the Certificate of Incorporation of the Corporation becomes effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Date”), each four (4) shares of common stock, par value $0.0001 per share (“Old Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically reclassified as and converted into one (1) share of common Stock, par value $0.0001 per share (“New Common Stock”), of the Corporation.

Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, and no certificates or scrip representing any such fractional shares shall be issued. In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of the New Common Stock.

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Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

RESOLVED FURTHER, that no fractional shares will be issued in connection with the Reverse Split and that any fractional share that would have resulted because of the Reverse Split will be rounded to the next whole share;

RESOLVED FURTHER, that stockholders of record on October 2, 2006 are the stockholders entitled to consent to the Certificate of Amendment and to receive notice of such action pursuant to Rule 14c-2 of the Securities Exchange Act of 1934;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Delaware the Certificate of Amendment substantially in the form as set forth in Exhibit A, in accordance with applicable law;

RESOLVED FURTHER, that, subject to the foregoing, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation’s transfer agent to record the appropriate number of shares held by each stockholder after giving effect to the Reverse Split, and, if requested, to issue replacement stock certificates to each such requesting stockholder representing the number of shares to which each such stockholder is entitled after giving effect to the Reverse Split;

RESOLVED FURTHER, that any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any executive officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

AMENDMENT TO CERTIFICATE OF INCORPORATION

IN CONNECTION WITH NAME CHANGE

WHEREAS, it is proposed that the Corporation amend its Certificate of Incorporation to change the name of the Corporation (the “Name Change”) to “Asiamart, Inc.”;

NOW, THEREFORE, BE IT RESOLVED, that the undersigned majority stockholder and the Board of Directors hereby adopt and approve the Name Change to “Asiamart, Inc.”;

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RESOLVED FURTHER, that, to effectuate the Name Change, Article I of the Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), be amended and restated in its entirety as follows:

“The name of the Corporation shall be Asiamart, Inc.”

RESOLVED FURTHER, that any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Delaware the Certificate of Amendment substantially in the form as set forth in Exhibit A, in accordance with applicable law;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

[Remainder of Page Left Blank Intentionally]

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This Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the stockholders of this Corporation. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

MAJORITY STOCKHOLDER:	DIRECTORS:

FOREVER RISE HOLDINGS LIMITED, a British Virgin Islands company	/s/ Ricky Kee Kwong Tsoi
Ricky Kee Kwong Tsoi Date: September 28, 2006

/s/ Ricky Kee Kwong Tsoi	/s/ Danny Sau Kwong Leung
By: Ricky Kee Kwong Tsoi Its: Authorized Signatory Shares: 68,699,565 shares of Common Stock Date: September 28, 2006	Danny Sau Kwong Leung Date: September 28, 2006
/s/ Alex Chun Shan Yue
Alex Chun Shan Yue Date: September 28, 2006

/s/ Anita Mei Kam Yeung
Anita Mei Kam Yeung Date: September 28, 2006

/s/ Cary Pui Yee Shek
Cary Pui Yee Shek Date: September 28, 2006

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EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

of WT HOLDINGS CORPORATION

WT Holdings Corporation (the “Corporation”) a corporation organized and existing under and by virtue of the Delaware General Corporation Law (“DGCL”) does hereby certify:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

RESOLVED FURTHER, that, to effectuate the Reverse Split, Article Fourth of the Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), be amended by adding the following paragraphs thereto:

“Upon the date that this Certificate of Amendment to the Certificate of Incorporation of the Corporation becomes effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Date”), each four (4) shares of common stock, par value $0.0001 per share (“Old Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically reclassified as and converted into one (1) share of common Stock, par value $0.0001 per share (“New Common Stock”), of the Corporation.

Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, and no certificates or scrip representing any such fractional shares shall be issued. In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of the New Common Stock.

Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

RESOLVED FURTHER, that, to effectuate the Name Change, Article I of the Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), be amended and restated in its entirety as follows:

“The name of the Corporation shall be Asiamart, Inc.”

SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, pursuant to Section 228 of the General Corporation Law of the State of Delaware, a written consent setting forth resolutions approving the

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amendments set forth above was signed by the holder of outstanding common stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted.

THIRD: That the foregoing amendment of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on this      day of                     , 2006.

WT HOLDINGS CORPORATION

By:
Ricky Kee Kwong Tsoi Chief Executive Officer

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